RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

January 2, 2014

U.S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C.  20549

Re: Twentyfour/seven Ventures, Inc.

SEC File No. 333-186068

On December 30, 2013 my appointment as auditor for Twentyfour/seven Ventures, Inc. ceased. I have read Twentyfour/seven Ventures, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 2, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant